Exhibit 99.1
News Release

For Immediate Release
---------------------

First Litchfield Financial Corporation Announces Nine-Month Earnings Litchfield, Connecticut, November 9, 2005--First Litchfield Financial Corporation (NASDQ:FLFL) (the "Company"), the holding company for The First National Bank of Litchfield (the "Bank"), reported earnings for the nine months and three months ended September 30, 2005.

Year-to-date net income for the nine months ended September 30, 2005 totaled $2,872,000, increasing $191,000 or 7% from 2004 earnings of $2,681,000 for the similar period. Basic and diluted net income per share for the nine-month period was $1.42 and $1.40, per share, respectively. These results compare to 2004 levels of $1.33 and $1.31 for basic and diluted net income per share, respectively. Earnings for the third quarter of 2005 totaled $928,000, which is a decrease of $137,000 or 12.9% from third quarter 2004 earnings of $1,065,000. Quarterly basic and diluted net income per share for 2005 were $.46 and $.45 per share, respectively, compared to $.53 per basic and $.52 per diluted share for the same period in 2004.

The increased profitability on a nine-month comparison resulted primarily from growth in net interest income. Net interest income as of September 30, 2005 totaled $10,637,000, an increase of 7.6% or $750,000 from the first nine months of 2004. The increase in net interest income is both the result of a higher net interest margin as well as a higher volume of earning assets. The net interest margin (net interest income divided by average earning assets) was 3.58% for the nine-month period ended September 30, 2005, which was an increase of 15 basis points from the margin of 3.43% for the nine months ended September 30, 2004. The increase in the interest margin is attributable to the mix of earning assets as well as to the overall interest rate environment. During the first nine months of 2005, the increase in assets was primarily in the loan portfolio which increased by $28 million or 13% from year end 2004. Loan growth was primarily in the residential, commercial and construction mortgage products. This growth was the result of the popularity of the Bank's products, expertise in residential construction lending, as well a continued commercial focus in growing market areas.

Overall, deposits have decreased $15 million or 5% since year end 2004. This decline was the result of intense market competition for deposits, consumer indifference towards low yielding deposits, and uncertainties in the long-term interest rate environment. Demand deposits however have increased by $5 million or 9%, due primarily to cross-sell initiatives within our commercial customer base to generate core transaction accounts.

Year-to-date non-interest income as of September 30, 2005 totaled $2 million, up 15% from the same period in 2004. Trust fee income increased by $42,000 or 6% from the first nine months of 2004.

Corporate goals for continued growth through an ongoing commitment to product development, marketing and personal service, as well as costs for regulatory compliance have resulted in a 10% increase in non-interest expense. Components of non-interest expense experiencing the largest increases were in staffing, advertising, computer service and consulting expenses. Additionally, sales development and branch expansion efforts contributed to the increase in these costs.

The First National Bank of Litchfield (www.fnbl.com) is a community bank operating full-service banking offices in Goshen, Litchfield, Marble Dale, Roxbury, Washington and Torrington. The Bank anticipates opening a full-service branch in Canton early in 2006. The Bank maintains a full-service Trust department that offers asset management, custody and estate settlement services to individuals, non-profit and commercial customers. Additionally, the Bank offers non-deposit retail investment products such as mutual funds, annuities and insurance through its relationship with Infinex Investments, Inc.


                         (Financial information follows)

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


                        First Litchfield Financial Corp.

                      Selected Consolidated Financial Data
                                   (Unaudited)


Period end balance sheet data:                           September 30,
                                                   2005                 2004
                                                   ----                 ----

Total Assets                                   $454,687,000        $427,140,000
Loans, net                                      245,236,000         209,863,000
Investments                                     168,621,000         182,137,000
Deposits                                        285,755,000         297,360,000
Borrowings                                      134,534,000         104,544,000
Stockholders' equity                             25,687,000          23,321,000

Book value per share                                  12.64               11.54
Tangible book value per share                         12.64               11.54
Leverage ratio                                         7.87%               7.28%
Shares outstanding                                2,032,342           2,021,200


                                                       For the Three Months
                                                       Ended September 30,
                                                     2005              2004
                                                     ----              ----
Operating results:
Net interest income                              $  3,530,000     $  3,583,000
Securities (losses), net                                    0          (53,000)
Total noninterest income                              756,000          511,000
Loan loss provision                                   109,000           90,000
Total noninterest expense                           2,913,000        2,514,000
Income before tax                                   1,263,000        1,490,000
Income tax expense                                    335,000          425,000
Net income                                            928,000        1,065,000

Earnings per share (basic)                                                 .46
                                                                           .53
Return on average assets                                  .84%             .98%
Return on average equity                                14.30%           19.35%




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

                        First Litchfield Financial Corp.

                      Selected Consolidated Financial Data
                                   (Unaudited)
                                   (Continued)


                                                     For the Nine Months
                                                     Ended September 30,
                                                  2005                  2004
                                                  ----                  ----
Operating results:
Net interest income                          $ 10,637,000         $  9,886,000
Securities gains, net                             (44,000)             (53,000)
Total noninterest income                        1,967,000            1,715,000
Loan loss provision                               311,000              270,000
Total noninterest expense                       8,356,000            7,628,000
Income before tax                               3,938,000            3,703,000
Income tax expense                              1,066,000            1,022,000
Net income                                      2,872,000            2,681,000

Earnings per share(basic)                                                 1.42
                                                                          1.33
Return on average assets                              .88%                 .85%
Return on average equity                            15.11%               16.15%



                              Safe-Harbor Statement

Statements contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management as well as the assumption made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions, including, among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios and other factors that may be described in the Company's quarterly reports on Form 10-Q and its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission's internet website (www.sec.gov) and to which reference is hereby made. Therefore, actual future results may differ significantly from results discussed in the forward-looking statements.

Contact:  Carroll A. Pereira
          (860) 567-2674
                                       ###

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